                                                                Exhibit (j)(1)

                               CONSENT OF COUNSEL
                               ------------------


         We hereby consent (i) to the use of our name and to the reference to our Firm under the caption "Counsel" in the Prospectus that is included in Post-Effective Amendment No. 30 to the Registration Statement (No. 33-22884) on Form N-1A under the Securities Act of 1933, as amended, and Amendment No. 32 to the Registration Statement (No. 811-5577) on Form N-1A under the Investment Company Act of 1940, as amended, of The Glenmede Fund, Inc. and (ii) to the use and incorporation by reference in said Post-Effective Amendment of our firm's opinion of counsel filed as Exhibit (i) to Post-Effective Amendment No. 25 to the Registration Statement on Form N-1A under the Investment Company Act of 1940, as amended, of The Glenmede Fund, Inc. This consent does not constitute a consent under section 7 of the Securities Act of 1933, and in consenting to the use of our name and the references to our Firm under such caption we have not certified any part of the Registration Statement and do not otherwise come within the categories of persons whose consent is required under said section 7 or the rules and regulations of the Securities and Exchange Commission thereunder.



                                                 /s/  DRINKER BIDDLE & REATH LLP
                                                 -------------------------------
                                                 DRINKER BIDDLE & REATH LLP





Philadelphia, Pennsylvania

December 15, 1999